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                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



                                                         Place of
           Name                                       Incorporation
           ----                                       -------------
    Blackburn Electric Canada Inc.                      Canada
    E.K. Campbell Company                               Missouri
    Catamount Manufacturing, Inc.                       Massachusetts
    Challenger Caribbean Corporation                    Delaware
    FL Amelec, Inc.                                     Texas
        Thomas & Betts Monterrey S.A. de C.V.           Mexico
        American Electric de Mexico, S.A. de C.V.       Mexico
    Thomas & Betts Caribe, Inc.                         Delaware
    Thomas & Betts FSC, Inc.                            U.S. Virgin Islands
    Thomas & Betts International, Inc.                  Delaware
        Thomas & Betts Aktiebolag                       Sweden
        Thomas & Betts Euro Distribution S.A.           Belgium
        Thomas & Betts France                           France
        Thomas & Betts GmbH                             Germany
             Thomas & Betts GmbH & Co. KG               Germany
        Thomas & Betts Holdings (U.K.) Ltd.             United Kingdom
             Thomas & Betts Limited                     United Kingdom
             Thomas & Betts Manufacturing Limited       United Kingdom
        Thomas & Betts Hong Kong, Limited               Hong Kong
        Thomas & Betts Japan, Ltd.                      Japan
        Thomas & Betts (Luxembourg) S.A.                Luxembourg
        Thomas & Betts de Mexico S.de R.L. de C.V.      Mexico
        Thomas & Betts Pty. Limited                     Australia
        Thomas & Betts (S.E. Asia) Pte. Ltd.            Singapore
        Thomas & Betts S.p.A.                           Italy
             Thomas & Betts S.A.                        Spain
    Thomas & Betts Limited                              Canada
        T&B Commander Electrical Materials Inc.         Canada
        Thomas & Betts (Ontario) Ltd.                   Canada


      All subsidiaries are included in the consolidated financial statements. Subsequent to December 31, 1995, the Corporation acquired Amerace Corporation.



                                  EX 21-1